EXHIBIT 10.4

2017 EQUITY INCENTIVE PLAN
1.Purposes of this Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility;

•	to provide additional incentive to Employees, Directors and Consultants;

•	to promote the success of the Company’s business; and

•	to replace the Masimo Corporation 2007 Stock Incentive Plan (the “Existing Plan”).
This Plan permits the grant to any Service Provider of any Awards other than Incentive Stock Options. This Plan also permits the grant to Employees of Incentive Stock Options. No further grants shall occur under the Existing Plan following stockholder approval of this Plan.
2.Definitions. The following definitions are used in this Plan:
(a)“Administrator” means the Board or any of its Committees that will be administering this Plan, in accordance with Section 4.
(b)“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to United States (“U.S.”) federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and, only to the extent applicable with respect to an Award, the tax, securities or exchange control laws of any jurisdictions other than the U.S. where Awards are, or will be, granted under this Plan. Reference to a section of an Applicable Law or regulation related to that section shall include such section or regulation, any valid regulation issued under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(c)“Award” means, individually or collectively, a grant under this Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, Performance Bonus Awards and other stock or cash awards as the Administrator may determine.
(d)“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to an Award granted under this Plan. The Award Agreement is subject to the terms and conditions of this Plan.
(e)“Board” means the Board of Directors of the Company.
(f)“Change in Control” means the occurrence of any of the following events:
(i)A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock already held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this clause (i), (A) the acquisition of beneficial ownership of additional stock by any one Person who is considered to beneficially own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; and (B) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect

EXHIBIT 10.4

beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this clause (i). For purposes of this clause (i), indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii)A change in the effective control of the Company that occurs on the date that a majority of the members of the Board is replaced during any 12 month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in clause (B)(3) of this subsection (iii). For purposes of this clause (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the other provisions of this definition, a transaction will not be a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A.
Further and for the avoidance of doubt, a transaction will not be a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before such transaction.
(g)“Code” means the U.S. Internal Revenue Code of 1986, as amended.
(h)“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board or a duly authorized committee of the Board, in accordance with Section 4.
(i)“Common Stock” means the common stock, par value $0.001 per share, of the Company.

EXHIBIT 10.4

(j)“Company” means Masimo Corporation, a Delaware corporation, or any successor thereto.
(k)“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity; provided that the services: (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act. A Consultant must be a person to whom the issuance of Shares registered on Form S-8 promulgated under the Securities Act is permitted.
(l)“Date of Grant” means, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.
(m)“Director” means a member of the Board.
(n)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code; provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.
(o)“Dividend Equivalent” means a credit, payable in cash or Shares, made at the discretion of the Administrator or as otherwise provided by this Plan, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant. Dividend Equivalents may be subject to the same vesting restrictions as the related Shares subject to an Award, at the discretion of the Administrator.
(p)“Employee” means any natural person, including Officers and Directors, providing services as an employee of the Company or of any Parent or Subsidiary. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute status as an “Employee” within the meaning of this Plan.
(q)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(r)“Exchange Act Section 16(b)” means Section 16(b) of the Exchange Act.
(s)“Exchange Program” means a program subject to stockholder approval as set forth in Section 4(b)(xvii) under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type and/or cash, and/or (ii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
(t)“Fair Market Value” means, as of any date, the value of a Share determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market LLC or the New York Stock Exchange, Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

EXHIBIT 10.4

(ii)If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, the Fair Market Value will be the closing sales price for the Common Stock as quoted on the principal exchange or system on which the Common Stock is listed on the date of determination, or, if selling prices are not reported, the Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(iii)In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend, holiday or other non-Trading Day, the Fair Market Value will be the price as determined under subsections (i) through (ii) above on the immediately preceding Trading Day, unless otherwise determined by the Administrator. In addition, for purposes of determining the fair market value for any reason other than the determination of the exercise price of an Option or Stock Appreciation Right, the fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. Note that the determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of fair market value for other purposes.
(u)“Fiscal Year” means the fiscal year of the Company.
(v)“Full-Value Awards” means all Awards other than Options and Stock Appreciation Rights.
(w)“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
“Negative Discretion” means the discretion authorized by this Plan to be applied by the Administrator to eliminate or reduce the size of a Performance Unit, Performance Share or Performance Bonus Award in accordance wi